Exhibit 10.3

Federal Signal Corporation
2005 Executive Incentive Compensation Plan (2010 Restatement)
Performance Based Restricted Stock Unit Award Agreement

You have been selected to receive a grant of Performance Based Restricted Stock Units pursuant to the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”), as specified below:
Employee:________________________________________________________
Date of Grant:_____________________________________________________
Earnings Per Share Target:         $.________
Earnings Per Share Threshold:         $.________
Earnings Per Share Maximum:         $.________
Return on Invested Capital Target:     .________%
Return on Invested Capital Threshold:    .________%
Return on Invested Capital Maximum:    .________%
Performance Based Restricted Stock Units Granted: ___________________
Performance Period: January 1, 2014 through December 31, 2015
Vesting Period: January 1, 2014 through December 31, 2016
This Award shall be subject to the terms and conditions prescribed in the Plan and in the Federal Signal Corporation Performance Based Restricted Stock Unit Award Agreement No. 2014 attached hereto. Calculations of performance versus target, threshold and maximum values set forth above are made in the discretion of the Administrator and are final and binding. These values may be adjusted as determined appropriate by the Administrator in its sole, final and binding discretion, including for acquisitions or divestitures.

This document constitutes part of the prospectus covering securities that have been registered under the Securities Act of 1933.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed on this ____________ day of ___________________________, 2014.

EMPLOYEE    FEDERAL SIGNAL CORPORATION

________________________    By: _____________________________________
Print Name

________________________    Title: _____________________________________
Signature     Company

FEDERAL SIGNAL CORPORATION
PERFORMANCE BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT NO. 2014

The Company established the Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “Plan”) pursuant to which options, stock appreciation rights, restricted stock, stock units and performance shares covering an aggregate of 7,800,000 shares of the Stock of the Company may be granted to employees and directors of the Company and its Subsidiaries;

The Board of Directors of the Company, and the Administrator of the Plan appointed by the Board of Directors, has determined that the interests of the Company will be advanced by encouraging and enabling certain of its employees to own shares of the common stock of the Company, and that Employee is one of those employees;

NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:

Section 1.    Definitions

As used in this Award Agreement, the following terms shall have the following meanings:

A.    “Average Return on Invested Capital” means the average of the Return on Invested Capital for each of the two years in the Performance Period.

B.    “Average Total Invested Capital” in any given year is to be determined by computing the average of the balances used to determine Total Invested Capital at December 31, September 30, June 30 and March 31 of that year, and December 31 of the year immediately preceding that year. For example, Average Total Invested Capital for the year ended December 31, 2014 would be determined by computing the average of the balances used to determine Total Invested Capital at December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, and December 31, 2013.

C.    “Award” means the award provided for in Section 2.

D.    “Board of Directors” means the Board of Directors of the Company.

E.    “Change in Control” shall have the meaning ascribed to such term in the Plan.

F.    “Company” means Federal Signal Corporation.

G.    “Cumulative Earnings Per Share from Continuing Operations” means the aggregate of Earnings Per Share from Continuing Operations in the Performance Period.

H.    “Date of Grant” of Performance Based Restricted Stock Units means the date set forth on the Award Agreement applicable those Units.

I.    “Earnings before Interest and Taxes”, or “EBIT”, means pre-tax income from continuing operations, plus interest expense, plus debt settlement charges, determined in accordance with GAAP and as reported in the Company’s Form 10-K for the respective year, subject to certain discretionary adjustments as approved by the Administrator.

J.    “Earnings Per Share from Continuing Operations” means diluted earnings per share from continuing operations determined in accordance with GAAP and as reported in the Company’s Form 10-K for the respective year, subject to certain discretionary adjustments as approved by the Administrator.

K.    “Earnings Per Share Maximum” means the maximum level of Cumulative Earnings Per Share from Continuing Operations set forth in the Award Agreement.

L.    “Earnings Per Share Target” means the target level of Cumulative Earnings Per Share from Continuing Operations set forth in the Award Agreement.

M.    “Earnings Per Share Threshold” means the threshold level of Cumulative Earnings Per Share from Continuing Operations set forth in the Award Agreement.

N.    “Employee” means the individual shown as the recipient of an award of Performance Based Restricted Stock Units, as set forth on the Award Agreement applicable those Units.

O.    “GAAP” means U.S. generally accepted accounting principles.

P.    “Net Operating Profit after Taxes”, or “NOPAT”, means “Earnings before Interest and Taxes,” less taxes computed at the Company’s marginal tax rate, subject to certain discretionary adjustments as approved by the Administrator.

Q.    “Operating Current Liabilities” means total current liabilities less current liabilities of discontinued operations, current portion of long-term borrowings and capital lease obligations, short-term borrowings, and current deferred tax liabilities, determined in accordance with GAAP and as reported in the Company’s Form 10-K for the respective year, subject to certain discretionary adjustments as approved by the Administrator.

R.    “Performance Based Restricted Stock Unit” means the obligation of the Company to transfer the number of shares of Stock to Employee prescribed in Section 2, at the time provided in Section 5 of this Award Agreement, provided such Performance Based Restricted Stock Unit is vested at such time.

S.    “Performance Period” means the two consecutive calendar year period set forth in the Award Agreement.

T.    “Permanent Disability” means Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

U.    “Return on Invested Capital” means “Net Operating Profit after Taxes” divided by “Average Total Invested Capital,” subject to certain discretionary adjustments as approved by the Administrator.

V.    “Return on Invested Capital Maximum” means the maximum level of Average Return on Invested Capital set forth in the Award Agreement.

W.    “Return on Invested Capital Target” means the target level of Average Return on Invested Capital set forth in the Award Agreement.

X.    “Return on Invested Capital Threshold” means the threshold level of Average Return on Invested Capital set forth in the Award Agreement.

Y.    “Stock” means the common stock of the Company.

Z.    “Subsidiary” means any corporation or other legal entity, other than the Company, in an unbroken chain of entities beginning with the Company if, at the relevant date, each of such entities, other than the last entity in the unbroken chain, owns stock or other comparable interests possessing fifty percent or more of the total combined voting power with respect to one of the other entities in such chain.

AA.    “Total Invested Capital” means “Total Operating Working Capital” plus property, plant, and equipment, plus goodwill, subject to certain discretionary adjustments as approved by the Administrator.

AB.    “Total Operating Working Capital” means the sum of accounts receivable, net, inventories, net, prepaid expenses, and cash and cash equivalents (together “Operating Current Assets”), determined in accordance with GAAP and as reported in the Company’s Form 10-K for the respective year, subject to certain discretionary adjustments as approved by the Administrator, less “Operating Current Liabilities”.

AC.    “Vesting Period” means the three consecutive calendar year period set forth in the Award Agreement.

Section 2.    Award

Subject to the terms of this Award Agreement, the Company awarded to Employee the number of Performance Based Restricted Stock Units set forth on the Award Agreement applicable to those Units, effective as of the Date of Grant set forth on such instrument.

A Performance Based Restricted Stock Unit Award entitles the Employee to receive a whole number of shares of Stock equal to a percentage, from zero to two hundred percent, based seventy-five percent (75%) on Cumulative Earnings Per Share from Continuing Operations and twenty-five percent (25%) on Average Return on Invested Capital, of the number of Performance Based Restricted Stock Units that are subject to the Award, as described in this Section.

The number of shares of Stock determined under this Section 2 based on the Company’s Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital (including deemed Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital in the event of either a Change in Control or a qualifying employment termination on a Divestiture Date that occurs during the Performance Period) are referred to in this Award Agreement as earned Shares. The Employee shall only be eligible to receive a distribution of earned Shares if such Shares vest under either Section 4 or Section 4.1 of this Award Agreement. The date on which earned and vested Shares are distributable is set forth in Section 5 of this Award Agreement.

If the Company’s Cumulative Earnings Per Share from Continuing Operations is less than the Earnings Per Share Threshold, the Employee shall be entitled to receive no shares of Stock with respect to seventy-five percent (75%) the Performance Based Restricted Stock Units subject to the Award. If the Company’s Cumulative Earnings Per Share from Continuing Operations is equal to the Earnings Per Share Threshold, the Employee shall be entitled to receive shares of Stock equal to thirty-seven and one-half percent (37.5%) of the Performance Based Restricted Stock Units subject to the Award. If the Company’s Cumulative Earnings Per Share from Continuing Operations is equal to the Earnings Per Share Target, the Employee shall be entitled to receive shares of Stock equal to seventy-five percent (75%) of the Performance Based Restricted Stock Units subject to the Award. If the Company’s Cumulative Earnings Per Share from Continuing Operations is equal to or greater than the Earnings Per Share Maximum, the Employee shall be entitled to receive shares of Stock equal to one hundred and fifty percent (150%) of the Performance Based Restricted Stock Units subject to the Award.

If the Company’s Cumulative Earnings Per Share from Continuing Operations is an amount between the Earnings Per Share Target and, as applicable, the Earnings Per Share Threshold or the Earnings Per Share Maximum, the Employee will receive a percentage of the Performance Based Restricted Stock Units subject to the Award determined through straight line interpolation to Earnings Per Share Target. For example, if the Company’s Cumulative Earnings Per Share from Continuing Operations is $0.75, the Earnings Per Share Target is $1.00 and the Earnings Per Share Threshold is $0.50, the Employee shall be entitled to receive shares of Stock equal to 56.25% of the Performance Based Restricted Stock Units subject to the Award (i.e., 75% of 75% of the Performance Based Restricted Stock Units subject to the Award).

If the Company’s Average Return on Invested Capital is less than the Return on Invested Capital Threshold, the Employee shall be entitled to receive no shares of Stock with respect to twenty-five percent (25%) the Performance Based Restricted Stock Units subject to the Award. If the Company’s Average Return on Invested Capital is equal to the Return on Invested Capital Threshold, the Employee shall be entitled to receive shares of Stock equal to twelve and one-half percent (12.5%) of the Performance Based Restricted Stock Units subject to the Award. If the Company’s Average Return on Invested Capital is equal to the Return on Invested Capital Target, the Employee shall be entitled to receive shares of Stock equal to twenty-five percent (25%) of the Performance Based Restricted Stock Units subject to the Award. If the Company’s Average Return on Invested Capital is equal to or greater than the Return on Invested Capital Maximum, the Employee shall be entitled to receive shares of Stock equal to fifty percent (50%) of the Performance Based Restricted Stock Units subject to the Award.

If the Company’s Average Return on Invested Capital is an amount between the Return on Invested Capital Target and, as applicable, the Return on Invested Capital Threshold or the Return on Invested Capital Maximum, the Employee will receive a percentage of the Performance Based Restricted Stock Units subject to the Award determined through straight line interpolation to Return on Invested Capital Target. For example, if the Company’s Average Return on Invested Capital is 7.5%, the Return on Invested Capital Target is 10.0% and the Return on Invested Capital Threshold is 5.0%, the Employee shall be entitled to receive shares of Stock equal to 18.75% of the Performance Based Restricted Stock Units subject to the Award (i.e., 75% of 25% of the Performance Based Restricted Stock Units subject to the Award).

This grant of Performance Based Restricted Stock Units shall not confer any right to the Employee (or any other Employee) to be granted Performance Based Restricted Stock Units or other awards in the future under the Plan.

Section 3.    Bookkeeping Account

The Company shall record the number of Performance Based Restricted Stock Units granted hereunder to a bookkeeping account for Employee (the “Performance Based Restricted Stock Unit Account”). Employee’s Performance Based Restricted

Stock Unit Account shall be reduced by the number of Performance Based Restricted Stock Units, if any, forfeited in accordance with Section 4 and by the number of Performance Based Restricted Stock Units with respect to which shares of Stock were transferred to Employee in accordance with Section 5.

Section 4.    Vesting

Subject to the accelerated vesting provisions provided below, earned Performance Based Restricted Stock Units subject to the Award shall vest on the last day of the Vesting Period, if Employee remains employed by the Company or its Subsidiaries through such date.

For the avoidance of doubt, if the Company fails to achieve at least the Earnings Per Share Threshold, an Employee shall be entitled to receive no shares of Stock with respect to seventy-five percent (75%) of the Performance Based Restricted Stock Units subject to the Award (as described in Section 2), unless the deemed Cumulative Earnings Per Share from Continuing Operations provisions in this Section specifically modify such result. Likewise, if the Company fails to achieve at least the Return on Invested Capital Threshold, an Employee shall be entitled to receive no shares of Stock with respect to twenty-five percent (25%) of the Performance Based Restricted Stock Units subject to the Award (as described in Section 2), unless the deemed Average Return on Invested Capital provisions in this Section specifically modify such result.

If, during the Performance Period, while employed by the Company or its Subsidiaries:

A.    The Employee dies or experiences a Permanent Disability, the Performance Based Restricted Stock Units subject to the Award shall be vested, pro rata (based on the number of full and partial months of the Employee’s employment during the Performance Period divided by twelve), based on Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital during the Performance Period; or

B.    A Change in Control occurs, the Performance Based Restricted Stock Units subject to the Award shall be vested, pro rata (based on the number of full and partial months during the Performance Period before the date of the Change in Control, divided by twelve), and the Cumulative Earnings Per Share from Continuing Operations shall be deemed to be one hundred percent (100%) of the Earnings Per Share Target and the Average Return on Invested Capital shall be deemed to be one hundred percent (100%) of the Return on Invested Capital Target, regardless of actual performance.

If, after the Performance Period but during the Vesting Period, while employed by the Company or its Subsidiaries:

A.    The Employee dies or experiences a Permanent Disability, earned Performance Based Restricted Stock Units subject to the Award shall be immediately fully vested, based on Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital during the Performance Period; or

B.    A Change in Control occurs, earned Performance Based Restricted Stock Units subject to the Award shall be immediately fully vested, based on Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital during the Performance Period.

Except as provided in Section 4.1 below, in the event of the termination of employment of Employee with the Company and its Subsidiaries for any other reason before the end of the Vesting Period, all Performance Based Restricted Stock Units that are not vested at the time of such termination of employment (after first taking into account the accelerated vesting provisions of this Section 4) shall be forfeited. In the event of termination of employment (whether or not in breach of local labor laws), the Company shall have the exclusive discretion to determine the date of termination of employment for purposes of this Award. Such termination date shall be the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).

Section 4.1	Acceleration of Vesting of Shares in the Event of Divestiture of Business Segment

In the event that the “Business Segment” (as that term is defined in this Section below) in which the Employee is primarily employed as of the “Divestiture Date” (as that term is defined in this Section below) is the subject of a “Divestiture of a Business Segment” (as that term is defined in this Section below), and such divestiture results in the termination of the Employee’s employment with the Company and its Subsidiaries for any reason, the Performance Based Restricted Stock Units subject to the Award shall be vested: (A) in the case of a Divestiture of a Business Segment during the Performance Period, pro rata, based on the number of full and partial months of Employee’s employment during the Performance Period before the Divestiture Date, divided by twelve; or (B) in the case of a Divestiture of a Business Segment after the Performance Period but during the Vesting

Period, fully. If the Divestiture Date occurs during the Performance Period, the Cumulative Earnings Per Share from Continuing Operations shall be deemed to be one hundred percent (100%) of the Earnings Per Share Target and the Average Return on Invested Capital shall be deemed to be one hundred percent (100%) of the Return on Invested Capital Target, regardless of actual performance. If the Divestiture Date occurs after the Performance Period but during the Vesting Period, the Cumulative Earnings Per Share from Continuing Operations and Average Return on Invested Capital during the Performance Period shall control (i.e., actual performance shall control).

For purposes of this Award Agreement, the term “Business Segment” shall mean a business line which the Company treats as a separate business segment under the segment reporting rules under GAAP, which currently includes the following: Safety and Security Group, Fire Rescue Group, and Environmental Solutions Group. Likewise, the term “Divestiture Date” shall mean the date that a transaction constituting a Divestiture of a Business Segment is finally consummated.

For purposes of this Award Agreement, the term “Divestiture of a Business Segment” means the following:

(a)
When used with a reference to the sale of stock or other securities of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, the sale, exchange, transfer, distribution or other disposition of the ownership, either beneficially or of record or both, by the Company or one of its Subsidiaries to “Nonaffiliated Persons” (as that term is defined in this Section below) of 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment;

(b)
When used with reference to the merger or consolidation of a Business Segment that is or becomes a separate corporation, limited liability company, partnership or other separate business entity, any such transaction that results in Nonaffiliated Persons owning, either beneficially or of record or both, 100% of either (i) the then-outstanding common stock (or the equivalent equity interests) of the Business Segment or (ii) the combined voting power of the then-outstanding voting securities of the Business     Segment entitled to vote generally in the election of the board of directors or the equivalent governing body of the Business Segment; or

(c)
When used with reference to the sale of the assets of the Business Segment, the sale, exchange, transfer, liquidation, distribution or other disposition of all or substantially all of the assets of the Business Segment necessary or required to operate the Business Segment in the manner that the Business Segment had been operated prior to the Divestiture Date.

For purposes of this Award Agreement, the term “Nonaffiliated Persons” shall mean any persons or business entities which do not control, or which are not controlled by or under common control with, the Company.

Section 5.    Distribution of Shares

(a)	Except as specifically provided to the contrary in Section 5(b), the number of earned shares of Stock with respect to Performance Based Restricted Stock Units that become vested under this Award shall become distributable as of the end of the Vesting Period.

(b)    Earned shares that vest prior to the end of the Vesting Period under Sections 4 or 4.1 of this Award Agreement shall become distributable on an accelerated basis as follows:

(1)
If a Change in Control occurs at any time before the end of the Vesting Period, then the number of earned shares of Stock with respect to Performance Based Restricted Stock Units that become vested under this Award Agreement shall become distributable on the date of the Change in Control.

(2)
If a Divestiture of a Business Segment occurs at any time before the end of the Vesting Period, and such divestiture results in the termination of Employee’s employment with the Company and its Subsidiaries for any reason, then the number of earned shares of Stock with respect to Performance Based Restricted Stock Units that become vested under this Award Agreement shall become distributable on the Divestiture Date.

(3)	If an Employee dies or experiences a Permanent Disability before the end of the Vesting Period, then the number of earned shares of Stock, determined as of the end of the Performance Period based on actual performance, with respect to Performance Based Restricted Stock Units that become vested under this Award Agreement, shall become distributable on the date of such death or Permanent Disability, as applicable, but in no event earlier than the end of the Performance Period.

(c)    Actual distribution of shares of Stock with respect to earned and vested Performance Based Restricted Stock Units will occur as soon as administratively feasible, but in no event more than sixty (60) days after such shares become distributable as described in this Section 5.

Section 6.    Stockholder Rights

Employee shall not have any of the rights of a stockholder of the Company with respect to Performance Based Restricted Stock Units, such as the right to vote or the right to dividends.

Section 7.    Beneficiary Designation

Employee may designate a beneficiary or beneficiaries (contingently, consecutively, or successively) to receive any benefits that may be payable under this Award Agreement in the event of Employee’s death and, from time to time, may change his or her designated beneficiary (“Beneficiary”). A Beneficiary may be a trust. A Beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of the Participant shall be made to the persons and in the proportions which any death benefit under the Federal Signal Corporation Employees’ Retirement Savings Plan is or would be payable.

Section 8.    Units Non-Transferable

Performance Based Restricted Stock Units awarded hereunder shall not be transferable by Employee. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of Employee and his or her Beneficiaries under this Award Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by Employee or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

Section 9.    Adjustment in Certain Events

If there is any change in the Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account shall be adjusted appropriately so that the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account after such an event shall equal the number of shares of Stock a stockholder would own after such an event if the stockholder, at the time such an event occurred, had owned shares of Stock equal to the number of Performance Based Restricted Stock Units credited to Employee’s Performance Based Restricted Stock Unit Account immediately before such an event.

Section 10.    Responsibility for Taxes and Withholding

Regardless of any action the Company, any of its Subsidiaries and/or the Participant's employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its affiliates. The Participant further acknowledges that the Company and/or its Subsidiaries: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Based Restricted Stock Units, including, but not limited to, the grant, vesting or exercise of the Performance Based Restricted Stock Units, the delivery of shares of Stock, the subsequent sale of shares acquired pursuant to such delivery and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of any award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or its Subsidiaries to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)    withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or its Subsidiaries; or

(b)    withholding in shares of Stock to be delivered upon distribution of the Performance Based Restricted Stock Unit

To avoid negative accounting treatment, the Company and/or its Subsidiaries may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares attributable to the Performance Based Restricted Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company and/or its Subsidiaries any amount of Tax-Related Items that the Company and/or its Subsidiaries may be required to withhold or account for as a result of the Participant’s participation in the Plan that are not satisfied by the means previously described. The Company may refuse to issue or deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

Section 11.    Section 409A

This Award Agreement shall be construed consistent with the intention that it be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Award Agreement, if at any time the Administrator of the Plan determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator of the Plan shall have the right in its sole discretion (without any obligation to do so or to indemnify Employee or any other person for failure to do so) to adopt such amendments to the Plan or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator of the Plan determines are necessary or appropriate either for this Award to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 12.    Source of Payment

Shares of Stock transferable to Employee, or his or her Beneficiary, under this Award Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Employee’s right to receive shares of Stock under this Award Agreement. Employee shall not have any rights with respect to transfer of shares of Stock under this Award Agreement other than the unsecured right to receive shares of Stock from the Company.

Section 13.    Continuation of Employment
This Award Agreement shall not confer upon the Employee any right to continuation of employment by the Company or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate the Employee’s employment at any time.

Section 14.     English Language

The Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, rules, procedures, forms, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other rules, procedures, forms or documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Section 15.     Amendment

This Award Agreement may be amended by mutual consent of the parties hereto by written agreement.

Section 16.    Governing Law

This Award Agreement shall be construed and administered in accordance with the laws of the State of Illinois, without giving effect to principles of conflict of law.

FEDERAL SIGNAL CORPORATION
PERFORMANCE BASED RESTRICTED STOCK UNIT

BENEFICIARY DESIGNATION

Employee:_________________________________        Social Security No.:_________________
Address:    __________________________________        Date of Birth:___________________________

Employee hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and/or fully identify any trust beneficiary by the Name of the Trust, Date of Execution of the Trust, the Trustee’s Name, the address of the trust, and the employer identification number of the trust):

Primary Beneficiary(ies)

_____________________________________________________

_____________________________________________________

Contingent Beneficiary(ies)

_____________________________________________________
_____________________________________________________

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when the Participant has executed a new or amended Beneficiary Designation form, and the receipt of such form has been acknowledged by the Company, all in such manner as specified by the Company from time to time, or on a future date specified by any such new or amended Beneficiary Designation form.

IN WITNESS WHEREAS, the Participant has executed this Beneficiary Designation on the date designated below.

Date: _____________________, ____        ________________________________
Signature of Employee

Received:
FEDERAL SIGNAL CORPORATION

Date: _____________________, ____        By: ___________________________________________